E-120
Exhibit No. 7
IBF VI - Guaranteed Income Fund
Form SB-2

                      MANAGEMENT AGREEMENT

      THIS MANAGEMENT AGREEMENT is made as of the ____ day of ____________, 1999 (the "Effective Date"), by and between IBF VI
- GUARANTEED INCOME FUND, a Delaware corporation with an address of 1733 Connecticut Avenue, NW, Washington, D.C. 20009 ("Company"), and IBF MANAGEMENT CORP., a Delaware corporation, with an address of 1733 Connecticut Avenue, NW, Washington, D.C. 20009 ("Manager").

                            Recitals

     WHEREAS, Company was formed to engage in the business of acquiring, holding, and disposing of loan assets and equity securities (the "Finance Business"); and

     WHEREAS, Manager has particular expertise, knowledge and experience in connection with the operation of the Finance
Business.

                            Agreement

     NOW, THEREFORE, for the consideration herein stipulated, the mutual covenants set forth herein, and other good and valid consideration, the parties hereto, intending to be legally bound, do hereby agree as follows:

     1.   Duties of Manager

     (a) Manager shall have responsibility for the management of the day-to-day operation of the Finance Business and the Manager shall perform all management services necessary for the efficient operation of the Finance Business.

     (b) During the term of this Agreement, Manager shall, among other things:

          (i) Review the financial viability of each proposed investment by the Company in loan and equity transactions (the "Portfolio Assets"). Manager will utilize nationally recognized credit reporting services and other resources to determine the credit rating of each borrower or issuer (the "Portfolio Companies"). In addition to the standard underwriting practice, UCC searches will be conducted on each Portfolio Company. Where appropriate, the Manager will arrange for obtaining appraisals of collateral to be pledged on loan transactions, but the costs of such appraisals will be borne by the Company. All information regarding the
     Portfolio Company and the proposed investment in its Portfolio Company, including the Manager's evaluation of risk and return on investment, will be submitted to the Company for it to determine whether to make the investment.

          (ii)  Provide  financial  and  operational  advice   in
     connection with the operation of the Finance Business;

          (iii) Review and approve such accounting and administrative records, procedures and reports as shall be necessary to operate the Finance Business and develop procedures for and carry out the collection of all revenue generated by the Finance Business and the payment of all operating expenses of the Finance Business;

          (iv) Obtain insurance for liability or otherwise as may be necessary or prudent, if any;

          (v)    Review,   approve,  and  carry  out   operating,
     personnel, and other management policies and procedures as shall be necessary in the operation of the Finance Business;

          (vi) Maintain sufficient personnel and independent contractors to operate the Finance Business;

          (vii)      Perform  all duties set forth  in  Company's
     Registration Statement on Form SB-2, SEC File No.  _________
     ("Registration Statement");

          (viii) Advise and consult with Company in connection with any and all aspects of the Finance Business and the operation thereof;

          (ix) Keep or cause to be kept at the principal office of Manager and/or the Finance Business all necessary books and records of all Finance Business affairs (the books of account shall be kept in accordance with generally accepted accounting principles and procedures consistently applied), in which shall be entered the transactions of the Finance Business and provide Company or its representatives with access to inspect and examine same at any reasonable time;

          (x) Perform all loan servicing functions required for the Portfolio Assets; and

          (xi) Enforce the rights of the Company with respect  to
     the   Finance  Business,  including,  but  not  limited  to,
     collecting on the Portfolio Assets.

      (c) Manager will pay all overhead, expenses, and salaries required to perform the services described in Section 1 of this Agreement, except for legal fees, accounting fees, filing fees, appraisal fees, fees paid to the Company's Indenture Trustee, Portfolio Asset transaction costs, taxes, officer and director liability insurance, and similar expenses.

     2.   Compensation of Manager

     (a) Manager will receive an organizational fee of 5% of the gross proceeds of the offering of the Company's Notes described in the Registration Statement to establish the administrative facilities and systems required for the Company's Finance Business.

     (b) Manager will receive in each calendar year a management fee (the "Management Fee"), equal to 2% of the gross assets of the Company as of December 31 of the immediately preceding calendar year. The Management Fee for each year is payable in four equal installments on the last day of each calendar quarter during the year.

     3.   Bank Accounts

     (a) Manager shall create and maintain, in the name of and on behalf of Company, one or more bank accounts in a bank or banks satisfactory to Company for use in operating and maintaining the Finance Business. Manager shall cause any and all receipts to be promptly deposited in said account or accounts. All funds in said account or accounts from time to time shall be the property of Company. Manager shall cause to be paid from said account or accounts all payments of costs, expenses, fees and charges payable by the Company with respect to the Finance Business, including debt service, subject to the terms hereof. All such payments shall be made promptly when due upon receipt of an invoice in reasonable detail as to the source of the costs in question. In the event that at any time there shall be insufficient funds in said account or accounts with which to make any payment provided for hereunder, then Manager shall immediately notify Company of such fact.

     (b) All checks or drafts upon or withdrawals made from the account or accounts established hereunder shall require the authorization of a designee of Manager, which authorization may be in the form of a blanket authorization granted in advance of any particular check or draft. Manager shall designate the person or persons having authority to draw checks upon or make withdrawals from the accounts; provided, however, that in no event shall a check for any unbudgeted expense be drawn upon, or a withdrawal made from, the accounts that exceeds $10,000 without the prior approval of Company. No other accounts of Company shall be created or maintained by Manager without approval of Company.

     4.   Term and Termination

     (a) This Agreement shall become effective as of the Effective Date and shall continue in full force and effect until terminated by mutual agreement of the parties or as otherwise provided in Section 4(b) of this Agreement.

     (b)  Subject to the provisions of clause (c) of this Section
4, this Agreement may be terminated as follows:

          (i) By Company on written notice to Manager in the event of any default by Manager which continues for 45 days after written notice thereof from Company to Manager, provided, however, if such default cannot be cured within such 45-day period, then such additional period as shall be reasonable, provided Manager commences to cure such default within such 45-day period and proceeds diligently to prosecute such cure to completion;

          (ii) By Company or Manager immediately upon the dissolution of Manager or Company. As used herein, "dissolution" shall include voluntary or involuntary dissolution or liquidation and shall occur at such time as Company or Manager ceases operations, or intends to cease operations, or files any statement indicating its intent to dissolve or terminate a significant portion of its operations, provided, however, that Company and Manager shall not effect a voluntary dissolution or liquidation and shall not voluntarily cease operations or a significant portion of its operations for three years from the Effective Date without the prior written consent of the other;

          (iii) Upon a sale or other disposition of all or substantially all of the assets of the Company;

          (iv) By Company or Manager on written notice to the other if a petition in bankruptcy or insolvency is filed by Company or Manager, respectively, or if either shall make an assignment for the benefit of creditors, or if either shall file a petition for a reorganization, or for the appointment of a receiver or trustee of all or a substantial portion of its property, or if a petition in bankruptcy or other above-described petition is filed against either which is not discharged with sixty (60) days thereafter; and

          (v) By Company "for cause." As used herein, the term "for cause" shall mean (A) the gross negligence or deliberate or willful misconduct of Manager hereunder, or
     (B) misappropriation of funds held by Manager in trust for Company.

     (c) After receipt of notice of termination and before the effective date of termination provided by the notice or this Agreement, Manager shall continue management of the Finance Business in accordance with the terms of this Agreement unless instructed by Company to the contrary, in which case such instructions shall prevail over any provisions of this Agreement. Further, Manager shall take all actions necessary to deliver to Company possession or control of all property of Company or its designee in an orderly manner and without interruption of Company's obligations to its obligees, including, but not limited to, its subscribers, customers, advertisers, servants, employees, agents, contractors, lenders, and all governmental authorities, and Manager shall use its best efforts to preserve goodwill and retain the services of employees and independent contractors of the Finance Business.

     (d) Subject to any special instruction by Company, upon termination of this Agreement, Manager shall immediately relinquish to Company, or its designee, possession and control of all property of Company, including, but not limited, to all documents, records, and data pertaining to the Finance Business.

     (e) In the event of termination of this Agreement pursuant to the terms hereof, Manager shall remain liable to Company for any required payment to Company or other obligations hereunder accrued prior to the date of termination; and Manager shall be entitled to receive the amount payable for any accrued but unpaid services or work performed under the provisions hereof, subject to the terms hereof as to sources of payment and adjustments of payments.

     5.   Power of Attorney

     Company hereby makes, constitutes and appoints Manager as its true and lawful attorney for Company, and in the name, place and stead of Company from time to time to make, execute, sign, acknowledge and file any and all documents, certificates or instruments as Manager may deem necessary or appropriate to consummate the transactions contemplated by this Agreement. The foregoing grant of authority is a special power of attorney coupled with an interest, is revocable and may be exercised by said attorney-in-fact with full power of substitution.

     6.   Miscellaneous

     (a) All communications permitted or required between the parties hereto shall be effective when hand delivered or mailed by United States mail, with postage prepaid, addressed to the addresses first set forth in this Agreement or at such other addresses as may be designated from time to time by written notice to the other party.

     (b) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; however, Manager may not assign its obligations under this Agreement without the prior written approval of Company.

     (c)   This  Agreement  shall be governed  by  and  construed
according   to   the   laws   of  the   District   of   Columbia,
notwithstanding any conflict of law provision to the contrary. This Agreement may not be modified, altered or amended in any manner except by agreement in writing duly executed by the parties hereto. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original; and all of which together shall constitute one and the same instrument.

     IN   WITNESS   WHEREOF,  the  parties  have  executed   this
Management Agreement as of the day and year first above written.

                                   IBF  VI  -  Guaranteed  Income
Fund


                                   By:___________________________
                              ______
                                   Title:________________________
                              _______

                                   IBF Management Corp.


                                   By:___________________________
                              ______
                                   Title:________________________
                              _______